UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Asure Software, Inc.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ASURE SOFTWARE, INC.
 110 Wild Basin Road, Suite 100
 Austin, TX 78746

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
 SEPTEMBER 30, 2013

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Asure Software, Inc., a Delaware corporation, to be held at 110 Wild Basin Road, Suite 100, Austin, Texas 78746, on Monday, September 30, 2013 at 9:30 a.m. Central Time for the following purposes:

•	To ratify the issuance and sale of common stock to certain directors of Asure Software and entities affiliated with them as part of the offering that Asure Software completed on May 30, 2013.

•	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on August 12, 2013 are entitled to vote on the above matters. Stockholders are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, your vote is important. Please complete, sign, date and promptly return the proxy card in the postage-prepaid return envelope provided, or follow the instructions set forth on the proxy card to authorize the voting of your shares over the Internet or by telephone. Your prompt response is necessary to ensure that your shares are represented at the Special Meeting. Submitting your proxy by Internet, telephone or mail will not affect your right to vote in person if you decide to attend the Special Meeting.

If your shares are held in a brokerage account in your broker’s name (“street name”), you should follow the voting instructions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker allows, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed. You may also cast your vote in person at the Special Meeting, but you must request a legal proxy from your broker or nominee.

IF YOU PLAN TO ATTEND THE SPECIAL MEETING:

Registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m. Each Stockholder will need to bring a proof of ownership and valid picture identification, such as a driver’s license or passport, for admission to the Special Meeting. If you hold your shares through a broker or otherwise in street name, please bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting, and all cellular phones must be silenced during the Special Meeting. We realize that many cellular phones have built-in digital cameras, and, while these phones may be brought into the Special Meeting, the camera function may not be used at any time.

By Order of the Board of Directors,

Patrick Goepel
Chief Executive Officer
________ __, 2013
Austin, Texas

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on September 30, 2013

This Proxy Statement is available on-line at http://www.asuresoftware.com/special-meeting-proxy/

ASURE SOFTWARE, INC.
 110 Wild Basin Road, Suite 100
 Austin, TX 78746

PROXY STATEMENT FOR SPECIAL MEETING
 OF STOCKHOLDERS ON SEPTEMBER 30, 2013

This Proxy Statement contains information regarding matters to be voted upon at the Special Meeting of Stockholders. The Special Meeting will held on Monday, September 30, 2013, beginning at 9:30 a.m. Central Time, at 110 Wild Basin Road, Suite 100, Austin, Texas 78746. The board of directors of Asure Software, Inc. (referred to as “Asure Software,” “we,” “our,” or “us”) is soliciting your proxy to vote at the Special Meeting, including at any adjournments or postponements of the Special Meeting. We first mailed the proxy materials on or about August 23, 2013.

Information About The Special Meeting And Voting

 Record Date; Stockholders Entitled to Vote. Only holders of record of our shares of Common Stock at the close of business on August 12, 2013 may vote at the Special Meeting.  On August 12, 2013, 5,928,976 shares of Common Stock were outstanding and eligible to vote. Each share of Common Stock is entitled to one vote.

Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the Internet as instructed below to ensure your vote is counted.

 Voting Your Shares – Shares Registered in Your Name.  If you are a stockholder of record, you may vote using any of the following methods:

•	By voting in person at the Special Meeting.
•	If you received a printed copy of the proxy materials, by completing and mailing your proxy card.
•	By proxy over telephone, by dialing 1-800-454-8683. You will need the 12-digit control number printed on your proxy card.
•	By proxy through the Internet, by going to www.proxyvote.com. You will need the 12-digit control number printed on your proxy card.

The deadline for voting via the Internet or telephone for stockholders of record is 11:59 p.m. Eastern Time on Sunday, September 29, 2013.

 If you return your signed proxy card or use Internet or telephone voting before the Special Meeting, we will vote your shares as you direct. If you are a stockholder of record and you return a proxy card through the mail, Internet or telephone but do not specify how you want to vote your shares, we will vote them FOR the ratification of the issuance and sale of common stock to certain directors of Asure Software and entities affiliated with them that Asure Software completed on May 30, 2013.

We do not know of any other matters to be presented for action at the Special Meeting. If any other matters properly come before the Special Meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment.

Voting Your Shares – Shares Registered in Street Name.  If your shares are held in a brokerage account in your broker’s name (“street name”), you should follow the voting instructions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker allows, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed. You may also cast your vote in person at the Special Meeting, but you must request a legal proxy from your broker or nominee.

Changing Your Vote by Revoking Your Proxy. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is voted by filing with our Secretary either a written notice of revocation or a duly executed proxy bearing a later date. If you attend the Special Meeting, you may ask the judge of elections to suspend your proxy holder’s power to vote, and you may submit another proxy or vote by ballot. Your attendance at the Special
 Meeting will not by itself revoke a previously granted proxy.

If your shares are held in street name or you hold shares through a retirement or savings plan or other similar plan, please check your voting instruction card or contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

How Votes are Counted.   Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspector appointed for the Special Meeting. Although abstentions will be counted for purposes of determining whether there is a quorum at the Special Meeting, they are not treated as votes cast on a specific proposal.  As a result, abstentions with respect to the proposal to ratify the issuance and sale of common stock to certain directors and entities affiliated with them that we completed on May 30, 2013 will have the same effect as a vote against such proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker may not use its discretion to vote your shares on the proposal to ratify the issuance and sale of common stock to certain directors and entities affiliated with them that we completed on May 30, 2013. In this situation, a broker non-vote occurs. Shares that constitute broker non-votes will be counted as present at the Special Meeting for the purpose of determining a quorum but will not be considered entitled to vote on the proposal. Broker non-votes effectively reduce the number of votes needed to approve the proposal.

Quorum. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote are present at the Special meeting in person or by proxy.

Vote Required. The proposal to ratify the issuance and sale of common stock to certain directors and entities affiliated with them as part of the offering we completed on May 30, 2013 requires approval by a majority of the votes of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

Dissenters’ Rights. No dissenters’ rights are provided under the Delaware General Corporation Law, our Restated Certificate of Incorporation or our Restated bylaws with respect to the proposal described in this Proxy Statement.

Your vote is important!

Please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.

PROPOSAL

RATIFY ISSUANCE AND SALE OF COMMON STOCK TO CERTAIN DIRECTORS AND ENTITIES AFFILIATED WITH THEM AS PART OF THE OFFERING COMPLETED ON MAY 30, 2013

Background

As reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2013, on May 30, 2013, we entered into a common stock purchase agreement (the “Purchase Agreement”) with various investors, including members of our board of directors. Under the purchase agreement, we sold 662,003 shares of our Common Stock, par value $0.01 per share, at a price per share of $5.31. Our directors or their affiliates purchased an aggregate of 233,518 shares of Common Stock in the offering, as follows:

•	Patrick Goepel, one of our directors and our Chief Executive Officer, purchased 37,664 shares of Common Stock in the offering.
•	Matt Behrent, one of our directors, purchased 7,532 shares of Common Stock in the offering.
•	J. Randall Waterfield, one of our directors, purchased 94,161 shares of Common Stock in the offering.
•	David Sandberg, our Chairman, purchased, through his affiliated entities, 94,161 shares of Common Stock in the offering.

We sold the shares pursuant to our existing registration statement on Form S-3 (File No. 333-185448) and a related prospectus supplement dated May 29, 2013. We filed the form of the Purchase Agreement as an exhibit to our Current Report on Form 8-K filed on June 5, 2013.

We received net proceeds from the offering of approximately $3.49 million, after deducting estimated expenses. We used $2 million of the funds to make a principal payment under our loan agreement with Deerpath Funding, LP.  We plan to use the balance of the net proceeds for general corporate purposes, which may include repayment of additional outstanding debt. In addition to raising capital for the reasons described above, we entered into the Purchase Agreement to increase our stockholders’ equity to regain compliance with NASDAQ Marketplace Rule 5550(b)(1), which requires maintenance of $2.5 million of stockholders’ equity.

The outside investors in the offering demanded a 10% discount to the market price of our Common Stock and participation by our directors in the offering.

Reasons for Stockholder Approval

We are subject to the NASDAQ Marketplace Rules because our Common Stock is quoted on The NASDAQ Global Market. NASDAQ Marketplace Rule 5635(c) requires stockholder approval for certain equity arrangements. Under the NASDAQ FAQs for Rule 5635(c), the issuance of common stock by a company to its officers and directors in a private placement at a price less than the market value of the stock requires shareholder approval. For this purpose, market value is the closing bid price immediately preceding the time the company enters into a binding agreement to issue the securities. The purchase price per share of $5.31 under the Purchase Agreement is less than the closing price of our Common Stock of $5.88 on May 29, which is the day before we entered into the Purchase Agreement. As a result, under Marketplace Rule 5635(c), we were required to obtain stockholder approval prior to the issuance of Common Stock to our directors and entities affiliated with them under the Purchase Agreement.

To be in compliance with Marketplace Rule 5635(c), we are holding this special meeting to obtain stockholder ratification of the issuance and sale of Common Stock to our directors and entities affiliated with them under the Purchase Agreement. In addition, we have entered into a lock-up agreement with each of the four purchasing directors. Each of them agreed not to sell, assign, transfer or otherwise dispose of any of the shares purchased under the Purchase Agreement, or vote or grant any proxy with respect to any of the shares purchased under the Purchase Agreement at any meeting of stockholders or by written consent for any purpose or action during the lock-up period. During the lock-up period, we also agreed not to declare any dividends or make any distributions with respect to the shares purchased under the Purchase Agreement. The lock-up period began on July 25, 2013 and ends on the date that stockholders ratify the issuance and sale of Common Stock to certain directors and entities affiliated with them as part of the offering that we completed on May 30, 2013.

If  stockholders do not approve the proposal, the directors participating in the offering will pay to us an additional amount so as to bring the purchase price for the shares in the offering to the closing market price on May 29, 2013.

The board of directors unanimously recommends voting “FOR” the ratification of the issuance and sale of common stock to certain directors of Asure Software and entities affiliated with them that Asure Software completed on May 30, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our Common Stock by our executive officers, directors and director nominees as of August 12, 2013. None of the participants owns any shares of our Common Stock of record that such participant does not also own beneficially. As of August 12, 2013, 5,928,976 shares of our Common Stock were issued and outstanding.

The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of August 12, 2013 by:

•	each person who is known by us to beneficially own more than five percent of our common stock;
•	each of our directors and named executive officers; and
•	all directors and executive officers as a group.

	Shares Beneficially Owned(1)(2)
Name and Address of Beneficial Owner	Number		Percent
Red Oak Partners, LLC, 654 Broadway, Suite 5 , New York, NY, 10012	752,970	(3)	12.7%
David Sandberg	773,385	(4)	13.0%
Patrick Goepel	433,451	(5)	7.1%
Adrian Pertierra	19,447	(6)	*
J. Randall Waterfield	146,136	(7)	*
Matthew Behrent	13,157	(8)	*
David Scoglio	5,369	(9)	*
Steve Rodriguez	67,500	(10)	*
Mike Kinney	45,000	(11)	*
All Directors and executive officers as a group (8 persons)(4)(5)(6)(7)(8)(9)(10)(11)	1,503,445		25.4%
_____________________
* Indicates ownership of less than 1% of the total outstanding shares

(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Amounts shown include shares of our common stock issuable upon exercise of certain outstanding options within 60 days after August 12, 2013.

(2)
Except for the percentages of certain parties that are based on presently exercisable options which are indicated in the following footnotes to the table, the percentages indicated are based on 5,928,976 shares of our common stock issued and outstanding on August 12, 2013. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.

(3)	Pursuant to Schedule 13D (Amendment No. 11) filed by Red Oak Partners, LLC with the SEC on June 4, 2013.

(4)	Pursuant to Schedule 13D (Amendment No. 11) filed by Red Oak Partners, LLC with the SEC on June 4, 2013. Mr. Sandberg is the managing member, founder, and portfolio manager of Red Oak Partners, LLC.

(5)	Consists of 270,059 shares held directly by Mr. Goepel and 163,392 shares issuable upon exercise of options exercisable within 60 days of August 12, 2013.

(6)	Consists of 13,822 shares held directly by Mr. Pertierra and 5,625 shares issuable upon exercise of options exercisable within 60 days of August 12, 2013.

(7)	Consists of 140,511 shares held directly by Mr. Waterfield and 5,625 shares issuable upon exercise of options exercisable within 60 days of August 12, 2013.

(8)	Consists of 7,532 shares held directly by Mr. Behrent and 5,625 shares issuable upon exercise of options exercisable within 60 days of August 12, 2013.

(9)
Consists of 5,369 shares held directly by Mr. Scoglio, with the exception of 450 shares owned individually through an IRA held by Mr. Scoglio’s spouse. Mr. Scoglio resigned as our CFO effective September 13, 2012.

(10)	Consists of 0 shares held directly by Mr. Rodriguez and 67,500 shares issuable upon exercise of options exercisable within 60 days of August 12, 2013.

(11)	Consists of 0 shares held directly by Mr. Kinney and 45,000 shares issuable upon exercise of options exercisable within 60 days of August 12, 2013.

STOCKHOLDER PROPOSALS

Pursuant to various rules promulgated by the SEC, a stockholder seeking to include a proposal in our proxy statement and form of proxy card for our annual stockholder meeting must timely submit such proposal in accordance with SEC Rule 14a-8 to Asure Software, Inc., addressed to Jennifer Crow, Corporate Secretary, 110 Wild Basin Road, Suite 100, Austin, Texas 78746. Pursuant to SEC Rule 14a-8, a stockholder proposal for the annual stockholder meeting to be held in 2014 (the “2014 Meeting”) must be received in writing by the Company at its executive offices no later than January 25, 2014. Further, a stockholder may not present a proposal for inclusion in our proxy statement and form of proxy card related to the 2014 Meeting and may not submit a matter for consideration at the 2014 Meeting, regardless of whether presented for inclusion in our proxy statement and form of proxy card, unless the Stockholder has timely complied with our bylaw requirements. Under these requirements, a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; the name and address, as they appear on our books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; the class and number of our shares of our Common Stock which are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is being made; and any material interest of such stockholder of record and beneficial owner, if any, on whose behalf the proposal is made in such business.

Under our bylaw requirements, a stockholder’s notice must be delivered to or mailed and received by us not less than 60 days nor more than 90 days prior to the first anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changes by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the earlier of the date on which we first mail notice of the annual meeting or otherwise make public disclosure of its date. Therefore, in order to be timely for the 2014 Meeting, a stockholder’s notice regarding a proposal not to be included in the Company’s proxy materials must be delivered to or mailed and received at our principal executive offices not earlier than March 12, 2014 and not later than April 11, 2014.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

The enclosed proxy is being solicited by our board of directors.  We will pay for preparing, printing and mailing this Proxy Statement, the enclosed proxy card, coordination of the Internet and telephone voting process, and any additional information furnished to you by the Company. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Our solicitation of proxies by internet and mail may be supplemented by telephone, facsimile, or personal solicitation by our directors, officers or other regular employees.

Householding

Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. We will promptly deliver an additional copy of either document to any Stockholder who writes or calls us at the following address or phone number: Investor Relations, Asure Software, Inc., 110 Wild Basin Road, Suite 100, Austin, Texas 78746, (512) 437-2678.  Stockholders may also use the above contact information for requests from (i) individual Stockholders in households currently receiving a single copies of annual reports and proxy statements who wish to receive separate copies in the future and (ii) two or more Stockholders in households receiving multiple copies of annual reports and proxy statements who wish to receive a single copy of annual reports and proxy statements in the future.

Other Business

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to in this proxy statement. If any other matter is properly brought before the annual meeting for action by Stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By order of the Board of Directors

Patrick Goepel
Chief Executive Officer
Austin, Texas

ASURE SOFTWARE, INC.
 SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER 30, 2013	PROXY NO.	SHARES IN YOUR NAME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Asure Software, Inc. (“the Company”) a Delaware corporation, having received the Notice of Special Meeting of Stockholders and Proxy Statement dated August __, 2013, hereby revokes all previous proxies and appoints Patrick Goepel and David Sandberg, or either of them, acting singly, as attorneys-in-fact and proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on September 30, 2013 at 9:30 a.m. Central Time at 110 Wild Basin Road, Suite 100, Austin, Texas 78746 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth on the reverse side, as described in the accompanying Proxy Statement.

Date

Signature

Signature (If Held Jointly)

Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ASURE SOFTWARE, INC.
SPECIAL MEETING OF STOCKHOLDERS
CONTINUED FROM OTHER SIDE
SEPTEMBER 30, 2013

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

1.	To ratify the issuance and sale of common stock to certain Asure Software directors and entities affiliated with them as part of the offering that Asure Software completed on May 30, 2013.
☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

 Dear Stockholder:

We encourage you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone up until 11:59 P.M. Eastern Time the day before the Special Meeting date. This eliminates the need to return the enclosed proxy card.

To vote by Internet:

•	Log on to the Internet and go to the web site www.proxyvote.com
•
Have the enclosed proxy card on hand when you access the web site and you will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.

•	If you choose to vote your shares electronically, there is no need to mail back the enclosed proxy card. Your vote is important. Thank you for voting.

To vote by telephone:

•	Use any touch-tone telephone to dial 1-800-454-8683.
•	Have the enclosed proxy card in hand when you call, and you will be prompted to enter your 12-digit Control Number, which is located below, to vote. Follow the instructions provided.

WE URGE YOU TO VOTE FOR THE PROPOSAL